Registration No. 333-131003

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO LLC
(Depositor for the Trusts described herein)
(Exact Name of Registrant as Specified in Its Charter)
A Delaware Limited Liability Company
IRS Employer Number: 38-3574956
One American Road
Dearborn, Michigan 48126
(313) 594-3495

SUSAN J. THOMAS
Ford Motor Credit Company
One American Road
Dearborn, Michigan 48126
(313) 594-9876
(Name and Address of Agent for Service)

Copy to:
SUSAN M. CURTIS
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ Registration Statement 333-131003.
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
     This Post-Effective Amendment No. 3 (the “Amendment”) is being submitted on behalf of Ford Credit Auto Receivables Two LLC (the “Company”) to amend the Company’s registration statement filed on January 12, 2006 (File No. 333-131003) as amended by Post-Effective Amendment No. 1 filed on January 18, 2006 and by Post-Effective Amendment No. 2 filed on February 27, 2006. The purpose of the Amendment is to replace the underwriting agreement filed as Exhibit 1.1 to Post-Effective Amendment No. 2 with the enclosed Exhibit 1.1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized officer of the Registrant, in the City of Dearborn and the State of Michigan on August 18, 2006.

FORD CREDIT AUTO RECEIVABLES TWO LLC
By:	/s/ Susan J. Thomas
(Susan J. Thomas, Manager of Ford Credit
Auto Receivables Two LLC)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following managers of FORD CREDIT AUTO RECEIVABLES TWO LLC in the capacities and on the date indicated.

	Signature	Title	Date
	/s/ David M. Brandi* (David M. Brandi)	Chairman of the Board of Managers and President and Treasurer (principal executive officer and principal financial officer)	August 18, 2006

	/s/ Jane L. Carnarvon* (Jane L. Carnarvon)	Manager and Controller (principal accounting officer)	August 18, 2006

	/s/ Susan J. Thomas	Manager	August 18, 2006

(Susan J. Thomas)

By:	/s/ Susan J. Thomas

(Susan J. Thomas, Attorney in Fact)
* Susan J. Thomas has signed this Post-Effective Amendment No. 3 to the Registration Statement on behalf of David M. Brandi pursuant to the authority granted to her by Exhibit 24.1 Powers of Attorney filed on January 12, 2006, in connection with the Registration Statement (File No. 333-131003) and on behalf of Jane L. Carnarvon pursuant to the authority granted to her by Exhibit 24.1 Power of Attorney filed on February 27, 2006, in connection with Post-Effective Amendment No. 2.

EXHIBIT INDEX

Exhibits		Description
1.1	—	Form of Underwriting Agreement for the Notes.